CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 26, 2011, relating to the financial statements and financial highlights which appear in the June 30, 2011 Annual Reports to Shareholders of JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Intrepid America Fund, JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Value Fund, JPMorgan Mid Cap Core Fund, JPMorgan Small Cap Equity Fund, JPMorgan U.S. Equity Fund, JPMorgan U.S. Large Cap Core Plus Fund, JPMorgan U.S. Large Cap Value Plus Fund, JPMorgan U.S. Research Equity Plus Fund, JPMorgan U.S. Small Company Fund, JPMorgan Value Advantage Fund, JPMorgan Alternative Strategies Fund, JPMorgan Access Balanced Fund and JPMorgan Access Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 26, 2011